                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MetaSolv, Inc.:

   We consent to incorporation by reference in the following registration statements of MetaSolv, Inc. of our report dated January 30, 2001, relating to the consolidated balance sheets of MetaSolv, Inc. as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which report appears in the 2000 annual report on Form 10-K of MetaSolv, Inc.

      Registration
 Form Statement No.                      Description
 ---- -------------                      -----------
 S-8    333-91233   MetaSolv Software, Inc. Long-term Incentive Plan
 S-8    333-91435   MetaSolv Software, Inc. Employee Stock Purchase Plan

                                          /s/ KPMG LLP

Dallas, Texas
March 27, 2001